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                                                                   EXHIBIT 10.13

                                 FIRST AMENDMENT
                                       TO
                             COOPER INDUSTRIES, INC.
                              AMENDED AND RESTATED
                              STOCK INCENTIVE PLAN
                         (February 14, 2001 Restatement)

         WHEREAS, Cooper Industries, Inc. (hereinafter referred to as the "Company") maintains the Cooper Industries, Inc. Amended and Restated Stock Incentive Plan (hereinafter referred to as the "Plan"); and

         WHEREAS, the Company desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan is hereby amended, effective as of August 30, 2001, as follows:

         1. Subparagraph (3) (i) of Section 2.4 of the Plan is hereby amended in its entirety to read as follows:

                  (i) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof,

         2. The paragraph following subparagraph (4) of Section 2.4 of the Plan is hereby deleted.

         3. The final paragraph of Section 2.4 of the Plan is hereby amended in its entirety to read as follows:

                  For purposes of this Section 2.4, "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (v) any

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         individual, entity or group whose ownership of securities of the
         Company is reported on Schedule 13G pursuant to Rule 13d-1 promulgated under the Exchange Act (but only for so long as such ownership is so reported).

         4. Section 14.2 of the Plan is hereby amended in its entirety to read as follows:

                  14.2. In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment may be made in (i) the aggregate number and/or kind of Shares or other property reserved for issuance under the Plan and (ii) the number, kind and/or exercise price of Shares or other property subject to outstanding Awards granted under the Plan, including but not limited to, the substitution of new options for previously issued Stock Options, in each case as may be determined by the Committee in its sole discretion. Such other equitable substitutions or adjustments may be made determined by the Committee in its sole discretion. "Change in Capitalization" means any increase, reduction, change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

         5. Section 18.1 of the Plan is hereby amended in its entirety to read as follows:

                  18.1     Vesting and Deferral.

                           (i) Vesting. Immediately upon a Change in Control, all outstanding Awards shall vest automatically, all forfeiture restrictions shall lapse and all Performance Share Awards shall be deemed earned at the commendable Performance Goal level.

                           (ii) Deferral. In connection with a Change in Control, the Committee may permit Participants to change a prior deferral election with respect to amounts deferred pursuant to Article XI of the Plan, under such administrative policies as the Committee may establish under the Plan, which policies shall not be inconsistent with the provisions of Article XI of the Plan. Accounts denominated in cash immediately prior to a Change in Control shall continue to be denominated in cash following a Change in Control. Accounts denominated in Shares immediately prior to a Change in Control shall, following such Change in Control, be denominated in (a) such form of consideration as the Participant would have received had the Participant been the owner of record of such Shares at the time of such Change in Control, in the case of a Change in

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         Control With Consideration and (b) Shares, in the case of a Change in
         Control Without Consideration.

                  (iii) Definitions. "Change in Control With Consideration" shall mean a Change in Control in which Shares are exchanged or surrendered for shares, cash or other property. "Change in Control Without Consideration" shall mean a Change in Control pursuant to which Shares are not exchanged or surrendered for shares, cash or other property.

         6. Section 18.2 of the Plan is hereby amended in its entirety to read as follows:

                  18.2     Payment and Rollover.

                           (i) Payment of Deferral Accounts. In the absence of a timely deferral election (or redeferral election, as the case may be) by a Participant, the Company shall, within 10 days after the occurrence of a Change in Control, (a) issue, or cause to be issued, for any Shares credited to a Participant's deferral account, (1) such form of consideration as the Participant would have received had the Participant been the owner of record of such Shares at the time of such Change in Control, in the case of a Change in Control With Consideration and (2) Shares, in the case of a Change in Control Without Consideration and (b) make, or cause to be made, a cash lump sum payment to the Participant for any deferred cash Awards and any accrued interest and Dividend Equivalents.

                           (ii) Payment of Restricted Stock Awards and Performance Share Awards. With respect to outstanding Restricted Stock Awards and Performance Share Awards deemed earned pursuant to Section
         18.1 of the Plan, the Company shall, within 10 days after the occurrence of a Change in Control, (a) issue or cause to be issued, for any Shares covered by such Awards, (i) such form of consideration as the Participant would have received had the Participant been the owner of record of such Shares at the time of such Change in Control, in the case of a Change in Control With Consideration and (ii) Shares, in the case of a Change in Control Without Consideration and (b) with respect to outstanding Performance Share Awards, make, or cause to be made, a lump sum cash payment to the Participant for any accrued interest and Dividend Equivalents.

                           (iii) Stock Option Rollover or Cash-Out. With respect to outstanding Stock Options which have vested pursuant to
         Section 18.1 of the Plan, unless the Committee has determined to make an equitable adjustment or substitution of such Stock Options pursuant to Section 14.2 of the Plan as a result of the Change in Control, upon a Change in Control the Company shall cancel such Stock Options and, within 10 days thereafter, the Company shall make or cause to be made a cash payment to each holder thereof in an amount equal to the

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         excess, if any, of the Change in Control Price over the option exercise price, multiplied by the number of Shares subject to such Stock Option.

         7. Section 19 of the Plan is hereby amended in its entirety to read as follows:

                    XIX. AMENDMENT, MODIFICATION, SUSPENSION
                                 OR TERMINATION

                  The Board may amend, modify, suspend or terminate (individually or in the aggregate, a "Change") this Plan for any purpose except that: (i) no Change that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant's consent, (ii) no Change shall be effective prior to approval by the Company's shareholders to the extent such approval is required: (a) pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents);
         (b) pursuant to Section 162(m) of the Code; or (c) otherwise required by applicable legal requirements and (iii) following a Change in Control, the terms and conditions of deferrals under the Plan may not be changed to the detriment of any Participant without such Participant's written consent.

Executed this 30th day of August, 2001.

                                        COOPER INDUSTRIES, INC.

                                        By: /s/ David R. Sheil
                                            ------------------------------------
                                            Title: Senior Vice President,
                                                   Human Resources

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